NEWS RELEASE

PETROQUEST ENERGY ANNOUNCES CLOSING OF ITS EXCHANGE OFFER AND CONSENT SOLICITATION

LAFAYETTE, LA - February 17, 2016 - PetroQuest Energy, Inc. (NYSE: PQ) announced today that it has closed its previously announced private exchange offer (the “Exchange Offer”) to Eligible Holders (as defined below) of its outstanding 10% Senior Notes due 2017 (CUSIP No. 716748 AA6) (the “Old Notes”) for the consideration set forth below, and related consent solicitation (the “Consent Solicitation”) to adopt certain amendments and waivers to the indenture governing the Old Notes (the “Indenture Amendments”).

At the closing, and in satisfaction of the consideration for $214,379,000 in aggregate principal amount of the Old Notes, representing approximately 61% of the outstanding aggregate principal amount of Old Notes, validly tendered (and not validly withdrawn) in the Exchange Offer, PetroQuest (i) paid approximately $53.6 million of cash, (ii) issued $144,674,000 aggregate principal amount of its newly issued 10% Second Lien Senior Secured Notes (the “New Notes”) and (iii) issued 4,287,580 shares of its common stock (the “Shares”). PetroQuest also paid in cash accrued and unpaid interest on Old Notes accepted in the Exchange Offer from the applicable last interest payment date to, but not including, February 17, 2016. Interest on the New Notes will accrue from February 17, 2017.

Any Old Notes not tendered and exchanged for cash, New Notes and Shares pursuant to the Exchange Offer remain outstanding and the holders are subject to the terms of the supplemental indenture implementing the Indenture Amendments.

The New Notes and the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority of any State or other jurisdiction, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. The Exchange Offer was made, and the New Notes and the Shares were offered and issued, only to holders of Old Notes (1) in the United States, who are “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and (2) outside the United States, who are persons other than U.S. persons as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S under the Securities Act.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the New Notes or the Shares, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas, Oklahoma, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including our ability to pay dividends on our Series B Preferred Stock, our ability to satisfy the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any continued listing standard deficiency with respect thereto, the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market, our ability to reduce leverage or refinance our senior notes due 2017, our estimate of the sufficiency of our existing capital sources, including availability under our senior secured bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures or divestitures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”